Filed pursuant to Rule 424(b)(7)
Registration No. 333-158531

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Shares, par value $1.00 per share	4,769,084	$77.92	$371,607,025.28	$20,735.67

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement.
(2)	Estimated solely for purposes of determining the registration fee, based on the average of the high and low prices for our common shares as reported on the New York Stock Exchange on September 29, 2009, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
(3)	The registration fee of $20,735.67 is calculated in accordance with Rule 457(c) of the Securities Act of 1933. The registration fee has been transmitted to the SEC in connection with the offering of common shares pursuant to the registration statement No. 333-158531 by means of this prospectus supplement in accordance with Rule 457(r).

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 10, 2009)

4,769,084 Shares

PartnerRe Ltd.

Common Shares

The selling shareholders named in this prospectus supplement may from time to time offer and sell shares of our common stock which they own, at prices to be determined at the time of sale. See “Selling Shareholders.” The common shares offered hereby may only be sold in non-underwritten broker transactions or non-underwritten block trades on the New York Stock Exchange. We will not receive any of the proceeds from the sale of common shares by the selling shareholders.

Our common shares are listed on the New York Stock Exchange under the symbol “PRE.” On October 2, 2009, the last reported closing price of our common shares was $76.96 per share.

Investing in our common shares involves risks. See the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Form 8-K dated August 10, 2009, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

October 5, 2009

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the selling shareholders have authorized anyone else to provide you with different information. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the date of the accompanying prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

Prospectus

FORWARD-LOOKING STATEMENTS

This prospectus supplement may include statements about future economic performance, finances, expectations, plans and prospects of us and PARIS RE Holdings Limited (Paris Re) that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting our future results, please refer to the most recent Annual Report on Form 10-K and our Form 8-K filed on August 10, 2009. We undertake no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This prospectus supplement may contain certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects,” “projections” and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this prospectus statement should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of financial ratings of any wholly-owned operating subsidiary; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States and elsewhere and continued instability in global credit markets; and (f) other factors set forth in the most recent Annual Report on Form 10-K and Form 8-K filed on August 10, 2009. Risks and uncertainties relating to the proposed transactions with Paris Re include the risks that: (a) the anticipated benefits of the transactions will not be realized; and/or (b) we will not obtain 100% control of Paris Re. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this prospectus supplement.

RISK FACTORS

Before you invest in our securities, you should carefully consider the risks involved. Accordingly, you should carefully consider, in consultation with your own financial and legal advisors, the section entitled “Risk Factors” in the accompanying prospectus, as well as those risk factors incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Form 8-K dated August 10, 2009, each under the heading “Risk Factors,” and other filings we may make from time to time with the SEC.

USE OF PROCEEDS

The selling shareholders are selling the shares of our common stock in this offering and will receive all of the proceeds from such sales. We will not receive any proceeds from their sale of our common shares.

SELLING SHAREHOLDERS

This prospectus supplement relates to the resale by the selling shareholders identified below of our common shares covered by this prospectus supplement (the “Common Shares”).

This prospectus supplement may be used until the earlier of (i) the date on which the Common Shares are no longer outstanding, (ii) the date on which the Common Shares have become freely tradeable pursuant to Rule 144, which is expected to be no later than April 2, 2010 or (iii) the date on which the Common Shares have been sold or otherwise transferred by the selling shareholders pursuant to this prospectus supplement.

The table below presents information regarding the selling shareholders and all the shares that each such selling shareholder may offer under this prospectus supplement. Mr. Hans-Peter Gerhardt, one of the selling shareholders, is the Chief Executive Officer of Paris Re, and we currently own approximately 83% of the common shares of Paris Re. Except as set forth in the preceding sentence, no selling shareholder has had, within the past three years, any position, office, or material relationship with us or any of our predecessors or affiliates.

	Common Shares Beneficially Owned Before Offering	All Common Shares Covered by This Prospectus Supplement	Common Shares Beneficially Owned After Offering (1) (2)
Name	Number	Number	Number
Banc of America Capital Investors, L.P.	550,714	550,714	0
COLISEE RE	771,468	771,468	0
General Electric Pension Trust	375,000	375,000	0
HarbourVest International Private Equity Partners V-Direct Fund L.P.	206,518	206,518	0
HarbourVest Partners 2004 Direct Fund L.P.	206,518	206,518	0
OZ Europe Master Fund, Ltd.	380,179	380,179	0
OZ Master Fund, Ltd.	1,016,138	1,016,138	0
Procific	757,232	757,232	0
Certain selling shareholders holding, collectively, less than 1% of our common shares	505,317	505,317	0

(1)	Represents beneficial ownership of less than one percent of our outstanding capitalization.
(2)	Assumes the selling stockholders will sell all of their Common Shares, which they may determine not to do.

PLAN OF DISTRIBUTION

The common shares offered hereby may only be sold in non-underwritten broker transactions or non-underwritten block trades on The New York Stock Exchange at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We and the selling shareholders have indemnified each other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with any such liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common shares to the public other than selling commissions or fees payable by the selling shareholders and fees and expenses of counsel to the selling shareholders.

EXPERTS

The financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2009 and 2008 and June 30, 2009 and 2008, which are incorporated herein by reference, Deloitte & Touche, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers, as well as certain of the experts named in this prospectus supplement and the prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws.

The United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Also, there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus some of the information included in the registration statement. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any Current Reports on Form 8-K deemed “furnished” to and not “filed” with the SEC) until this offering has been completed:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2008 (including those portions of our Definitive Proxy Statement for the 2009 annual general meeting of shareholders that are incorporated by reference in our Form 10-K).

2.	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009.

3.	Our Current Reports on Form 8-K, filed with the SEC on January 6, 2009, January 12, 2009, February 11, 2009, March 2, 2009, March 16, 2009, May 14, 2009, May 28, 2009 (relating to the departure of directors or certain officers), May 28, 2009 (relating to amendments to our bylaws), July 9, 2009, July 10, 2009, July 23, 2009, July 27, 2009, August 10, 2009, September 24, 2009 and September 29, 2009.

You may request free copies of these filings by writing or telephoning us at the following address:

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Attention: Legal and Corporate Compliance

Telephone: (441) 292-0888

Fax: (441) 292-3060

PROSPECTUS

Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants to

Purchase Common Shares, Warrants to Purchase Preferred Shares, Warrants to

Purchase Debt Securities, Share Purchase Contracts, Share Purchase Units and Units

PartnerRe Finance A LLC

PartnerRe Finance B LLC

PartnerRe Finance C LLC

PartnerRe Finance II Inc.

Debt Securities

Fully and Unconditionally Guaranteed

by PartnerRe Ltd.

PartnerRe Capital Trust II

PartnerRe Capital Trust III

Preferred Securities

Fully and Unconditionally Guaranteed to the Extent Provided in this Prospectus by PartnerRe Ltd.

We may offer and sell from time to time:

•	common shares;

•	preferred shares;

•	depositary shares representing preferred shares or common shares;

•	warrants to purchase common shares, preferred shares or debt securities;

•	senior or subordinated debt securities;

•	share purchase contracts, share purchase units and units; and

•	guarantees of debt securities and preferred securities issued by our finance subsidiaries.

PartnerRe Finance A LLC, PartnerRe Finance B LLC, PartnerRe Finance C LLC and PartnerRe Finance II Inc. may offer and sell from time to time:

•	senior, subordinated or junior subordinated debt securities (which we will guarantee).

PartnerRe Capital Trust II and PartnerRe Capital Trust III may offer and sell from time to time:

•	preferred securities (which we will guarantee).

This prospectus may not be used to confirm sales of any securities unless accompanied by a prospectus supplement.

These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, the offering prices and any applicable commission or discount will be stated in an accompanying prospectus supplement.

Our common shares are traded on the New York Stock Exchange under the symbol “PRE.”

Investing in our securities involves certain risks. See “Risk Factors” on page 4 and in our annual report on Form 10-K for the year ended December 31, 2008 filed on February 27, 2009.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 10, 2009.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY SUPPLEMENT THERETO AND IN ANY FREE WRITING PROSPECTUS RELATING THERETO THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ANY INFORMATION ABOUT THE TERMS OF OFFERED SECURITIES WE OR THE UNDERWRITERS CONVEY TO YOU. NEITHER WE, PARTNERRE FINANCE A LLC, PARTNERRE FINANCE B LLC, PARTNERRE FINANCE C LLC, PARTNERRE FINANCE II INC., PARTNERRE CAPITAL TRUST II NOR PARTNERRE CAPITAL TRUST III HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. IF ANYONE PROVIDED YOU WITH ADDITIONAL OR DIFFERENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE, PARTNERRE FINANCE A LLC, PARTNERRE FINANCE B LLC, PARTNERRE FINANCE C LLC, PARTNERRE FINANCE II INC., PARTNERRE CAPITAL TRUST II AND PARTNERRE CAPITAL TRUST III ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, ANY SUPPLEMENT THERETO OR ANY FREE WRITING PROSPECTUS RELATING THERETO THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN IS ACCURATE AS OF ANY DATE OTHER THAN THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003, and Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Exchange Change Control Act 1972 and related regulations (the “Exchange Control Act”), for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities, which would include our common shares, of a Bermuda company are listed on an appointed stock exchange (the New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law), general permission is hereby given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equity securities of the company remain so listed.

The BMA has also granted us permission for the issue, sale and transfer of up to 20% of any security as defined in the Exchange Control Act including (without limitation) the grant or creation of options, warrants, coupon, rights and depository receipts (collectively the “Securities”) to and among persons who are resident of Bermuda for exchange control purposes, whether or not the Securities are listed on an appointed stock exchange.

In this prospectus, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we, the Finance Subsidiaries (defined below) and the Capital Trusts (defined below) have filed with the U.S. Securities and Exchange Commission (the “Commission”) using a “shelf” registration process, relating to the common shares, preferred shares, depositary shares, debt securities, debt securities guarantees, warrants, share purchase contracts, share purchase units, units, preferred securities and preferred securities guarantees described in this prospectus. This means:

•	we, the applicable Finance Subsidiary or Capital Trust, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, change or update information contained in this prospectus.

This prospectus provides you with a general description of the securities we, a Finance Subsidiary or a Capital Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, the Finance Subsidiaries, the Capital Trusts and the offered securities, please refer to the registration statement. To the extent that information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference into such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

All references to:

•	“we,” “us,” “our” or “PartnerRe” refer to PartnerRe Ltd.;

•	“PRE Finance A” refer to PartnerRe Finance A LLC;

•	“PRE Finance B” refer to Partner Finance B LLC;

•	“PRE Finance C” refer to PartnerRe Finance C LLC;

•	“PRE Finance II” refer to PartnerRe Finance II Inc.;

•

“Finance Subsidiary” refer to PRE Finance A, PRE Finance B, PRE Finance C, PRE Finance II or any other finance subsidiary of PartnerRe so designated in any prospectus supplement (together, the “Finance Subsidiaries”);

•	“Capital Trust II” refer to PartnerRe Capital Trust II;

•	“Capital Trust III” refer to PartnerRe Capital Trust III; and

•	“Capital Trust” refer to Capital Trust II or Capital Trust III (together, the “Capital Trusts”).

PARTNERRE LTD.

Overview

We provide reinsurance on a worldwide basis through our wholly owned subsidiaries, Partner Reinsurance Company Ltd., Partner Reinsurance Europe Limited and Partner Reinsurance Company of the U.S. Risks

reinsured include, but are not limited to, property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines and life/annuity and health. We also offer alternative risk products that include weather and credit protection to financial, industrial and service companies on a worldwide basis.

We are a Bermuda company with principal executive offices located at 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Our telephone number is (441) 292-0888.

For further information regarding PartnerRe, including financial information, you should refer to our recent filings with the Commission.

THE FINANCE SUBSIDIARIES

PRE Finance A, PRE Finance B and PRE Finance C

Each of PRE Finance A, PRE Finance B and PRE Finance C is a Delaware limited liability company. PRE Finance A was formed on May 6, 2008, PRE Finance B was formed on March 10, 2009 and PRE Finance C was formed on March 30, 2009. Each of PRE Finance A, PRE Finance B and PRE Finance C is an indirectly wholly owned subsidiary of PartnerRe, and a wholly owned direct subsidiary of PartnerRe U.S. Corporation, that was created solely for the purpose of issuing, from time to time, debt securities to finance the operations of the PartnerRe group. The principal executive offices of PRE Finance A, PRE Finance B and PRE Finance C are c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, Connecticut 06830-6352, Attention: Tom Forsyth, and their telephone number is (203) 485-4200.

PRE Finance II

PRE Finance II is a Delaware corporation, with its principal executive offices located at c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, Connecticut 06830-6352. PRE Finance II’s telephone number is (203) 485-4200. PRE Finance II is an indirect, wholly-owned subsidiary of PartnerRe, and a wholly-owned direct subsidiary of PartnerRe U.S. Corporation, that was created solely for the purpose of issuing, from time to time, debt securities to finance the operations of the PartnerRe group.

THE CAPITAL TRUSTS

The Capital Trusts are statutory trusts each created under Delaware law pursuant to a trust agreement executed by PRE Finance II, as depositor of each Capital Trust, and the Capital Trustees for such Capital Trust and the filing of a certificate of trust with the Delaware Secretary of State on December 11, 2001. Each trust agreement was amended and restated in March 2009 to evidence certain changes in the persons and entities that serve as the Property Trustee, Delaware Trustee, and Administrative Trustees of the Capital Trusts. Each trust agreement will be further amended and restated in its entirety substantially in the form attached as an exhibit to the registration statement of which this prospectus forms a part. Each amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). It is possible that an amended and restated trust agreement will substitute a different Finance Subsidiary as depositor of a Capital Trust. If this were to occur, it is intended that such Finance Subsidiary will own the common securities of the Capital Trust and such Capital Trust will hold junior subordinated debt securities of such Finance Subsidiary.

Each Capital Trust exists for the exclusive purposes of:

•	issuing and selling preferred securities and common securities that represent undivided beneficial interests in the assets of such Capital Trust;

•	using the proceeds from the sale of its preferred securities and common securities to acquire junior subordinated debt securities issued by a Finance Subsidiary, and guaranteed by, us; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of its preferred securities and common securities.

The common securities of each Capital Trust, all of which will be indirectly owned by PartnerRe, will rank equally, and payments will be made on the common securities pro rata, with the preferred securities of such Capital Trust, except that, if an event of default under the applicable amended and restated trust agreement has occurred and is continuing, the rights of the holders of the common securities of such Capital Trust to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities of such Capital Trust. Each Capital Trust is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

Unless otherwise disclosed in the related prospectus supplement, each Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the applicable amended and restated trust agreement. Unless otherwise disclosed in the applicable prospectus supplement, each Capital Trust’s business and affairs will be conducted by the trustees, which we refer to as the Capital Trustees, appointed by the direct or indirect holder of all of the common securities of such Capital Trust. The holder of the common securities of each Capital Trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of such Capital Trust. The duties and obligations of the Capital Trustees of each Capital Trust will be governed by the amended and restated trust agreement of such Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees, which we refer to as the Administrative Trustees, of each Capital Trust will be persons who are employees or officers of or affiliated with PartnerRe. One Capital Trustee of each Capital Trust will be a financial institution, which we refer to as the Property Trustee, that is not affiliated with PartnerRe. Each Property Trustee will have a minimum amount of combined capital and surplus of not less than $50,000,000, and shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of each Capital Trust, which may be the Property Trustee, if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware, which we refer to as the Delaware Trustee. We or one of our affiliates will pay all fees and expenses related to each Capital Trust and the offering of preferred securities and common securities by such Capital Trust.

The office of the Delaware Trustee for each Capital Trust in the State of Delaware is located at c/o BNY Mellon Trust of Delaware, White Clay Center, Route 273, Newark, DE 19711. The principal executive offices for each Capital Trust is located at c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, CT 06830-6352. The telephone number for both Capital Trusts is (203) 485-4200.

RISK FACTORS

Before you invest in securities issued by PartnerRe, the Finance Subsidiaries or the Capital Trusts, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on February 27, 2009, which we incorporate by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the Commission.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus may be considered forward-looking statements as defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. Forward-looking statements are made based upon our assumptions and expectations concerning the potential effect of future events on our financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Our forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments. The following review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere:

(1)	the occurrence of catastrophic events or other reinsured events with a frequency or severity exceeding our expectations;

(2)	a decrease in the level of demand for reinsurance and/or an increase in the supply of reinsurance capacity;

(3)	increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

(4)	the continuation of unfavorable economic conditions, which may adversely affect the capital markets, our funding costs and/or the ability to obtain credit;

(5)	actual losses and loss expenses exceeding our estimated loss reserves, which are necessarily based on actuarial and statistical projections of ultimate losses;

(6)	acts of terrorism, acts of war and other man-made or unanticipated perils;

(7)	changes in the cost, availability and performance of retrocessional reinsurance, including the ability to collect reinsurance recoverables;

(8)	concentration risk in dealing with a limited number of brokers;

(9)	credit risk relating to our brokers, cedants and other counterparties;

(10)	developments in and risks associated with global financial markets that could affect our investment portfolio;

(11)	changing rates of interest, inflation and other economic conditions;

(12)	availability of borrowings and letters of credit under our credit facilities;

(13)	ability to obtain any additional financing on favorable terms;

(14)	impact of fluctuations in foreign currency exchange rates;

(15)	actions by rating agencies that might impact our ability to continue to write existing business or write new business;

(16)	changes in accounting policies, their application or interpretation;

(17)	changes in the legal or regulatory environments in which we operate, including the passage of federal or state legislation subjecting our non-U.S. operations to supervision or regulation, including additional tax regulation, in the United States or other jurisdictions in which we operate;

(18)	the passage of legislation in the U.S. that would subject our U.S. shareholders to tax rates on dividends that are disadvantageous or our U.S. reinsurance subsidiary to higher U.S. taxation, and any measures designed to limit harmful tax competition that may affect Bermuda;

(19)	defaults by others, including issuers of investment securities that we hold, reinsurers or other counterparties;

(20)	potential industry impact of industry investigations into insurance market practices;

(21)	legal decisions and rulings and new theories of liability;

(22)	amount of dividends received from our subsidiaries;

(23)	new mass tort actions or reemergence of old mass torts such as asbestosis;

(24)	declines in the equity and credit markets;

(25)	changes in social and environmental conditions;

(26)	operational risks, including human or system failures; and

(27)	limitations on the voting and ownership of our shares or the ability to enforce a judgment against us in the U.S.

The foregoing review of important factors should not be construed as exhaustive.

The words “believe,” “anticipate,” “estimate,” “project,” “plan,” “expect,” “intend,” “hope,” “will likely result” or “will continue”, or words of similar import, generally involve forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The net proceeds from the sale of preferred securities by each Capital Trust will be used to purchase junior subordinated debt securities of the Finance Subsidiaries. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by PartnerRe or the Finance Subsidiaries will be used for working capital, capital expenditures, acquisitions or other general corporate purposes of Partner Re and its affiliates.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF PARTNERRE

For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that these charges are included in the determination of earnings and exclude undistributed earnings (losses) of equity investments. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals).

	2008	2007	2006	2005		2004
Ratio of Earnings to Fixed Charges	2.10x	14.51x	12.07x	0.23x	(1)	9.62x
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	1.30x	9.49x	8.27x	0.14x	(1)	6.99x

(1)	Additional earnings of $37.9 million and $72.4 million would be necessary to result in a one-to-one ratio of the Ratio of Earnings to Fixed Charges and the Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends, respectively.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares;

•	preferred shares;

•	depositary shares, each representing a fraction of a common share or of a preferred share;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase common shares;

•	warrants to purchase preferred shares;

•	warrants to purchase debt securities;

•	share purchase contracts to purchase common shares;

•

share purchase units, each representing ownership of a share purchase contract and, as security for the holder’s obligation to purchase common shares under the share purchase contract, any of (1) our debt obligations, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of any of the Capital Trusts; and

•	units which may consist of any combination of the securities listed above.

Each Finance Subsidiary may from time to time offer unsecured senior, subordinated or junior subordinated debt securities, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

Each Capital Trust may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

DESCRIPTION OF OUR CAPITAL SHARES

The following is a summary of certain provisions of:

•	our Memorandum of Association and Bye-Laws, which set forth certain terms of our capital stock,

•	the certificate of designation for our 6.75% Series C Cumulative Redeemable Preferred Shares, which we refer to in this prospectus as the Series C Preferred Shares, and

•	the certificate of designation for our 6.50% Series D Cumulative Redeemable Preferred Shares, which we refer to in the prospectus as the Series D Preferred Shares.

This summary is not complete. You should read our Memorandum of Association and Bye-Laws and the certificate of designation of each series of our preferred shares for complete information regarding the provisions of these governing documents including the definitions of some of the terms used below. Copies of our Memorandum of Association and Bye-Laws and the certificates of designation are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of our Memorandum of Association, Bye-Laws or the certificates of designation, those sections or defined terms are incorporated by reference into this prospectus, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

General

Our total authorized share capital consists of 200,000,000 shares, par value $1.00 per share. More specifically, this share capital consists of 11,600,000 Series C Preferred Shares, 9,200,000 Series D Preferred Shares, 144,000,000 designated shares and 35,200,000 undesignated shares, par value $1.00 per share. As of April 7, 2009 approximately 56,579,095 common shares, net of treasury shares, were issued and outstanding, 11,600,000 Series C Preferred Shares were issued and outstanding and 9,200,000 Series D Preferred Shares were issued and outstanding.

Common Shares

Our common shares are listed on the New York Stock Exchange under the symbol “PRE.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law, our Memorandum of Association or our Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

Under our Bye-Laws, the holders of common shares have no redemption, conversion or sinking fund rights. Subject to the restrictions set forth under “—Transfer of Shares” and “—Anti-Takeover Effects of Certain Bye-Law Provisions—Voting Rights Limitations”, below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. If we are liquidated, dissolved, or wound-up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred shares.

Other than as required by Bermuda law or in respect of alteration of class rights and reporting requirements and certain procedural matters, all actions by our shareholders are decided by a simple majority of votes cast.

The holders of common shares will receive such dividends, if any, as may be declared by our board of directors out of funds legally available for such purposes.

A description of our common shares is also set forth in our registration statements filed under the Exchange Act on Form 8-A on October 4, 1993 (file No. 000-22530) and October 24, 1996 (file No. 001-14536), including any amendment or report for the purpose of updating such description.

Series C Preferred Shares

The Series C Preferred Shares are listed on the New York Stock Exchange under the symbol “PRE PrC.” The Series C Preferred Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law.

The holders of the Series C Preferred Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series C Preferred Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series C Preferred Shares. Unless we redeem them, the Series C Preferred Shares will have a perpetual term with no maturity. We have not issued shares that are senior to the Series C Preferred Shares with respect to payment of dividends and distribution of assets in liquidation. Our Series C Preferred Shares rank equally with our Series D Preferred Shares, with respect to dividends and distribution of assets in liquidation.

Dividends. Holders of the Series C Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to 6.75% of the liquidation preference per annum (equivalent to $1.6875 per share). Such dividends are payable quarterly, when, as and if declared by the board of directors.

If any of the Series C Preferred Shares are outstanding, unless full cumulative dividends on the Series C Preferred Shares have been paid, we generally may not:

•

declare or pay any dividends upon any other capital shares ranking pari passu with the Series C Preferred Shares, as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe, unless either all dividends are declared upon the Series C Preferred Shares, or all dividends declared upon the Series C Preferred Shares and the shares ranking equally with the Series C Preferred Shares are declared pro rata;

•

declare or pay any dividends upon the common shares or any other capital shares ranking junior to the Series C Preferred Shares, as to dividends or the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe; or

•	redeem any common shares or other shares ranking junior to the Series C Preferred Shares.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holders of the Series C Preferred Shares will be entitled to receive from our assets legally available for distribution to shareholders, $25.00 per share, plus all dividends accrued and unpaid to the date fixed for distribution. This distribution must be made before we make any distribution to holders of our common shares and any other shares ranking junior to the Series C Preferred Shares.

Redemption. We, at our option upon not less than 30 nor more than 90 days written notice, may redeem the Series C Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, without interest.

Voting. Generally, the Series C Preferred Shares shall have no voting rights. However, the holders of Series C Preferred Shares, together with the holders of any other shares ranking equally with the Series C Preferred Shares, voting as a single class, shall have the right to elect two directors to our board of directors whenever dividends payable on the Series C Preferred Shares or any other shares ranking equally with the Series C Preferred Shares are in arrears in an amount equivalent to dividends for six full dividend periods.

Whenever we have paid all arrearages in dividends on the Series C Preferred Shares and any shares that rank equal to the Series C Preferred Shares then outstanding and we have paid or declared and set apart for payment, dividends for the current quarterly dividend period, then the right of holders of the Series C Preferred Shares and any shares that rank equal to the Series C Preferred Shares to be represented by directors shall cease. As of April 10, 2009, there were no dividends in arrears on the Series C Preferred Shares.

In addition, without the written consent of the holders of at least 75% of the outstanding Series C Preferred Shares, we may not:

•

amend or repeal any of the provisions of our Memorandum of Association, Bye-Laws or the certificate of designation relating to the Series C Preferred Shares that would vary the rights, preferences or voting powers of the holders of the Series C Preferred Shares;

•

authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series C Preferred Shares, unless each Series C Preferred Share remains outstanding with no variation in its rights, preferences or voting powers or is converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series C Preferred Share; or

•

authorize any creation or increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series C Preferred Shares in payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company.

We may create and issue additional classes or series of shares that rank equal or junior to the Series C Preferred Shares without the consent of any holder of the Series C Preferred Shares.

A more detailed description of our Series C Preferred Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on May 2, 2003 (file No. 001-14536), including any amendment or report for the purpose of updating such description.

Series D Preferred Shares

The Series D Preferred Shares are listed on the New York Stock Exchange under the symbol “PRE PrD”. The Series D Preferred Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law.

The holders of Series D Preferred Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series D Preferred Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series D Preferred Shares. Unless we redeem them, the Series D Preferred Shares will have a perpetual term with no maturity. We have not issued shares that are senior to the Series D Preferred Shares with respect to payment of dividends and distribution of assets in liquidation. Our Series D Preferred Shares rank equally with our Series C Preferred Shares with respect to payment of dividends and distribution of assets in liquidation.

Dividends. Holders of Series D Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to 6.50% of the liquidation preference per annum (equivalent to $1.625 per share). Such dividends are paid quarterly when, as and if declared by the board of directors.

If any of the Series D Preferred Shares are outstanding, unless full cumulative dividends on the Series D Preferred Shares have been paid, we generally may not:

•

declare or pay any dividends upon any other capital shares ranking pari passu with the Series D Preferred Shares, as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe, unless either all dividends are declared upon the Series D Preferred Shares, or all dividends declared upon the Series D Preferred Shares and the shares ranking equally with the Series D Preferred Shares are declared pro rata;

•

declare or pay any dividends upon the common shares or any other capital shares ranking junior to the Series D Preferred Shares, as to dividends or the distribution of assets upon any liquidation, dissolution or winding up of PartnerRe; or

•	redeem any common shares or other shares ranking junior to the Series D Preferred Shares.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series D Preferred Shares will be entitled to receive from our assets legally available for distribution to shareholders, $25.00 per share, plus all dividends accrued and unpaid to the date fixed for distribution. This distribution must be made before we make any distribution to holders of our common shares and any other shares ranking junior to the Series D Preferred Shares.

Redemption. The Series D Preferred Shares are not redeemable prior to November 15, 2009. On or after such date, we at our option upon not less than 30 nor more than 90 days written notice, may redeem the Series D Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends, if any, thereon to the date fixed for redemption, without interest.

Voting. Generally, the Series D Preferred Shares shall have no voting rights. However, the holders of Series D Preferred Shares, together with the holders of any other shares ranking equally with the Series D Preferred Shares, voting as a single class, shall have the right to elect two directors to our board of directors whenever dividends payable on the Series D Preferred Shares or any other shares ranking equally with the Series D Preferred Shares are in arrears in an amount equivalent to dividends for six full dividend periods.

Whenever we have paid all arrearages in dividends on the Series D Preferred Shares and any shares that rank equal to the Series D Preferred Shares then outstanding and we have paid or declared and set apart for payment, dividends for the current quarterly dividend period, then the right of holders of the Series D Preferred Shares and any shares that rank equal to the Series D Preferred Shares to be represented by directors shall cease. As of April 10, 2009, there were no dividends in arrears on the Series D Preferred Shares.

In addition, without the written consent of the holders of at least 75% of the outstanding Series D Preferred Shares, we may not:

•

amend or repeal any of the provisions of our Memorandum of Association, Bye-Laws or the certificate of designation relating to the Series D Preferred Shares that would vary the rights, preferences or voting powers of the holders of the Series D Preferred Shares;

•

authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series D Preferred Shares, unless each Series D Preferred Share remains outstanding with no variation in its rights, preferences or voting powers or is converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series D Preferred Share; or

•

authorize any creation or increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series D Preferred Shares in payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company.

We may create and issue additional classes or series of shares that rank equal with or junior to the Series D Preferred Shares without the consent of any holder of the Series D Preferred Shares.

A more detailed description of our Series D Preferred Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on November 12, 2004 (file No. 001-14536), including any amendment or report for the purpose of updating such description.

Other Preferred Shares

From time to time, pursuant to the authority granted by our Bye-Laws, our board of directors may create and issue one or more series of preferred shares. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of preferred shares as follows:

•	the number of shares to be issued and sold and any distinctive designation;

•

the dividend rights of the preferred shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preferred shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preferred shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preferred shares may be redeemed, at whose option such a redemption may occur, and any material limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preferred shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon our liquidation, dissolution or winding up;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preferred shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preferred shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum of Association or the Bye-Laws.

Undesignated Shares

As of December 31, 2008, we have authorized 35,200,000 shares, par value $1.00 per share, the rights and preferences of which are undesignated. Without further action of our shareholders, our board of directors may fix the relative rights, preferences and limitations of such shares. Such determination may include:

•	fixing the dividend rates and payment dates;

•	the extent of voting rights, if any,

•	the terms and prices of redemption;

•	the amount payable on the shares in the event of liquidation;

•	sinking fund provisions; and

•	the terms and conditions on which shares may be converted if the shares are to be issued with the privilege of conversion.

Transfer of Shares

Our Bye-Laws contain various provisions affecting the transferability of our capital shares. Under the Bye-Laws, our board of directors has absolute discretion to decline to register a transfer of any share which is not fully-paid. In addition, our board of directors may decline to register any transfer of shares unless:

•	the appropriate instrument of transfer is submitted along with such evidence as our board of directors may reasonably require showing the right of the transferor to make the transfer;

•	where applicable, the consent of the Bermuda Monetary Authority has been obtained; or

•	the instrument of transfer is in respect of only one class of shares.

Our Board may also decline to register a transfer of shares if it determines that such transfer would result in a person controlling more than 9.9% of all our outstanding shares. This limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “—Anti-Takeover Effects of Certain Bye-Laws Provisions.”

If our board of directors refuses to register any transfer of shares, it shall send notice of such refusal to the transferee within three months of the date on which the transfer was lodged with us.

Our Bermuda counsel has advised us that while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

Anti-Takeover Effects of Certain Bye-Laws Provisions

In addition to those provisions of the Bye-Laws discussed above under “—Transfers of Shares,” our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our board of directors. Our board of directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

Board Provisions. Our Bye-laws provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Each class of directors is required to have a minimum of one director and a maximum of four directors.

The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be in our best interests, including the shareholders’

best interests. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to PartnerRe and its shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of PartnerRe, even though such an attempt might be beneficial to PartnerRe and its shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of PartnerRe and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulations of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Voting Rights Limitations. Our Bye-Laws provide that the voting rights with respect to shares directly or indirectly beneficially or constructively owned by any person owning more than 9.9% of the voting power of the outstanding shares, including common shares and preferred shares, of PartnerRe will be limited to voting power of 9.9%. The voting rights with respect to all shares held by such person in excess of the 9.9% limitation will be allocated to the other holders of shares pro rata based on the number of shares held by all such other holders of shares, subject only to the further limitation that no shareholder allocated any such voting rights may exceed the 9.9% limitation as a result of such allocation.

Availability of Shares for Future Issuances. We have available for issuance a large number of authorized but unissued common shares. Generally, these shares may be issued by action of our directors without further action by shareholders, except as may be required by applicable stock exchange requirements. The availability of these shares for issue could be viewed as enabling the directors to make more difficult a change in our control. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with our board of directors, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may elect to offer depositary shares, each representing a fraction of a common share or a particular series of preferred shares as described below. The relevant fraction will be set forth in the prospectus supplement relating to our common shares or a particular series of preferred shares. If we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

We will deposit the common shares or a class or series of preferred shares represented by depositary shares under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preferred share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. We will distribute depositary receipts to those persons purchasing the fractional common shares or related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related common shares or class or series of preferred shares to the record holders of depositary shares relating to the common shares or class or series of preferred shares in proportion to the number of such depositary shares owned by the holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the applicable holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holder of the depositary shares is entitled to delivery of the number of whole shares of the related common shares or preferred shares and any money or other property represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or preferred shares on the basis set forth in the prospectus supplement. However, holders of such whole common shares or preferred shares will not be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. We will not deliver fractional common shares or preferred shares upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

If we redeem common shares or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the common shares or the related preferred shares redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such common shares or preferred shares. If we redeem less than all the depositary shares, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Common Shares or Preferred Shares

Upon receipt of notice of any meeting at which the holders of the common shares or preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares underlying such shares. Each record holder of such depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares or common shares represented by such holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the applicable common shares or preferred shares. The depositary will try, as far as practicable, to vote the number of the common shares or preferred shares represented by such depositary shares in accordance with such instructions. We will agree to take all action which the depositary deems necessary in order to enable the depositary to do so.

Amendment of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preferred shares and any redemption of such common shares or preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preferred shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its resignation, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if 90 days have expired after the depositary has delivered to us written notice of its resignation and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement. The depositary will continue to deliver common or preferred share certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing common or preferred shares, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF THE DEBT SECURITIES

We or any of the Finance Subsidiaries may offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate.

Our senior debt securities would be issued under a senior indenture between us and The Bank of New York Mellon, as trustee. Our subordinated debt securities would be issued under a subordinated indenture between us and The Bank of New York Mellon, as trustee. Each of these indentures is an exhibit to the registration statement of which this prospectus forms a part.

Each Finance Subsidiary’s senior debt securities would be issued under a senior indenture between the relevant Finance Subsidiary, us, as guarantor, and The Bank of New York Mellon, as trustee. Each Finance Subsidiary’s subordinated debt securities would be issued under a subordinated indenture between the relevant Finance Subsidiary, us, as guarantor, and The Bank of New York Mellon, as trustee. Each Finance Subsidiary may also issue junior subordinated debt securities, including to a Capital Trust in connection with the issuance of preferred securities and common securities by that Capital Trust. These junior subordinated debt securities would be issued under a junior subordinated indenture between the relevant Finance Subsidiary, us, as guarantor, and The Bank of New York Mellon, as trustee. Each of these indentures is an exhibit to the registration statement of which this prospectus forms a part.

In this prospectus, we refer to our senior indenture, our subordinated indenture, each of the Finance Subsidiaries’ senior indentures, each of the Finance Subsidiaries’ subordinated indentures, and each of the Finance Subsidiaries’ junior subordinated indentures collectively as the “indentures” and each individually as an “indenture.” In this prospectus, we refer to our senior indenture and each of the Finance Subsidiaries’ senior indentures collectively as the “senior indentures” and each individually as a “senior indenture.” In this prospectus, we refer to our subordinated indenture and each of the Finance Subsidiaries’ subordinated indentures collectively as the “subordinated indentures” and each individually as a “subordinated indenture.” In this prospectus, we refer to each of the Finance Subsidiaries’ junior subordinated indentures collectively as the “junior subordinated indentures” and each individually as a “junior subordinated indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete. You should read the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The indentures are subject to and governed by the Trust Indenture Act.

Our senior indenture and our subordinated indenture are substantially identical to one another, except for certain covenants relating to subordination contained in our subordinated indenture. Each of the Finance Subsidiaries’ senior indentures and each respective entity’s subordinated indenture are also substantially identical to one another, except for certain covenants relating to subordination contained in such Finance Subsidiary’s subordinated indenture. Each of the Finance Subsidiaries’ subordinated indentures and each respective entity’s junior subordinated indenture are substantially identical to one another, except for certain rights and covenants and provisions relating to subordination, the possible issuance of securities to the applicable Capital Trust and certain events of default not included in the junior subordinated indentures.

General Information Regarding the Debt Securities

The indentures do not limit the aggregate principal amount of the debt securities which we or any of the Finance Subsidiaries may issue. The indentures provide that we or any of the Finance Subsidiaries may issue the debt securities from time to time in one or more series. (Section 3.01) While the indentures do not limit the amount of other indebtedness or the debt securities which the issuer or its subsidiaries may issue, the supplemental indentures related to offerings by certain Finance Subsidiaries of currently outstanding debt securities have imposed restrictions on the activities of the issuer, including its ability to issue other types of debt securities.

Unless otherwise provided in the related prospectus supplement, senior debt securities will be unsecured obligations of the relevant issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the relevant issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under “—Subordination of the Subordinated Debt Securities Issued by PartnerRe,” “—Subordination of the Subordinated Debt Securities Issued by the Finance Subsidiaries” and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of the relevant issuer, subordinated in right of payment to the prior payment in full of all of such issuer’s senior and subordinated indebtedness, as described below under “—Subordination of the Junior Subordinated Debt Securities Issued by the Finance Subsidiaries.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of any of the Finance Subsidiaries’ debt securities who are creditors of PartnerRe by virtue of our guarantee of the debt securities issued by the Finance Subsidiaries) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. The rights of our creditors (including the holders of our debt securities and the holders of any of the Finance Subsidiaries’ debt securities who are creditors of PartnerRe by virtue of our guarantee of the debt securities issued by the Finance Subsidiaries) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

If any of the Finance Subsidiaries issues junior subordinated debt securities to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust, such junior subordinated debt securities may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of such Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities.

The prospectus supplement relating to the particular debt securities being offered will include specific terms relating to the offering. The terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates on which the principal of such debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any;

•	the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	any right to extend or defer the interest payment period and the duration of the extension;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable;

•	any optional or mandatory redemption terms or prepayment, conversion, sinking fund or remarketing provisions;

•	if other than denominations of $2,000 or multiples of $1,000, the denominations in which any debt securities to be issued in registered form (as defined below) will be issuable;

•	if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form (as defined below) will be issuable;

•	any convertibility or exchangeability provisions;

•	any index, formula or other method used to determine the amount of payments of principal of, or any premium or interest with respect to such debt securities;

•	whether such debt securities will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of debt securities issued by any of the Finance Subsidiaries, the agreement relating to our guarantee of such debt securities;

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in the case of junior subordinated debt securities issued by any of the Finance Subsidiaries to a Capital Trust, the form of amended and restated trust agreement and the agreement relating to our guarantee of the preferred securities of such Capital Trust;

•	United States federal income tax considerations, if any;

•	the currency or currencies, if other than the U.S. dollar, in which payments of the principal of and interest on the debt securities will be payable;

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in the case of junior subordinated debt securities issued by any of the Finance Subsidiaries to a Capital Trust, the terms and conditions of any obligation or right of the applicable Finance Subsidiary or such Capital Trust to convert or exchange such junior subordinated debt securities into or for preferred securities of such Capital Trust;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

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in the case of subordinated debt securities or junior subordinated debt securities, any modifications, including additions to or exclusions from, the definition of Senior Indebtedness (defined under “—Subordination of the Subordinated Debt Securities Issued by PartnerRe”, “—Subordination of the

Subordinated Debt Securities Issued by the Finance Subsidiaries” and “—Subordination of the Junior Subordinated Debt Securities Issued by the Finance Subsidiaries”); and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.01)

The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.01)

Unless otherwise provided in the related prospectus supplement, principal, premium and interest, if any, with respect to any debt securities will be payable at the office or agency maintained by the issuer for such purposes. The payment office will initially be the corporate trust office of the trustee. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled to the payment at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are registered. All paying agents initially designated by the issuer for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of or any premium or interest on the debt securities are payable. (Sections 3.07, 10.02 and 11.06)

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series at the office or agency maintained by the issuer for such purposes. This office will initially be the corporate trust office of the trustee. If so required by the issuer or the security registrar, any debt security presented for transfer must be duly endorsed or accompanied by a written instrument of transfer. Debt securities received upon exchange will contain identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount. Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to:

•

issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing,

•	register the transfer or exchange of any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or

•

register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 3.05)

We and the Finance Subsidiaries have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the relevant issuer for any debt securities will be named in the related prospectus supplement. The relevant issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that such issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on the debt securities are payable. (Section 10.02)

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities (as defined below) registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in “bearer form” is a security for which the issuer does not keep a record of the holder. The owner is deemed to be the person holding the security.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by PartnerRe or any of the Finance Subsidiaries, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law, including securities laws, and the issuer’s organizational documents.

Global Securities

The debt securities of a series may be issued in whole or in part under a book entry system in the form of one or more global debt securities. Each global security will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The depositary will be a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We and the Finance Subsidiaries anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security in registered form, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by the issuer if such debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership will be effected only through the participants’ records. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary, or its nominee, is the owner of record of a global security, we and the relevant Finance Subsidiary, as the case may be, consider such depositary or its nominee the sole owner or holder of the debt securities represented by a global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by a global security registered in their names, and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture under which these debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We and the Finance Subsidiaries understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Payments of principal of, any premium and interest on, the debt securities represented by a global security registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner. None of the trustee, any paying agent, the security registrar or the issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We and the Finance Subsidiaries expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and the Finance Subsidiaries also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations, if:

•

the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by the issuer within 90 days of written notice;

•	the issuer determines that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the trustee a company order to such effect; or

•	an Event of Default with respect to a series of the debt securities has occurred and is continuing.

With respect to the second bullet point above, we and the Finance Subsidiaries understand, however, that under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We or the relevant Finance Subsidiary, as the case may be, would issue definitive certificates in exchange for any such interests withdrawn. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.05) We expect that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Consolidation, Amalgamation, Merger and Sale of Assets

Each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease the properties and assets of the issuer as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease such person’s properties and assets as an entirety or substantially as an entirety to the issuer, unless:

•

such person is a corporation, limited liability company, incorporated association, company or business trust, as the case may be, organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development;

•

such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, or any premium and interest on, all of the debt securities issued under the applicable indenture, and the performance of the issuer’s obligations under such indenture and the debt securities issued under the applicable indenture, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the issuer as a result of such transaction as having been incurred by the issuer or such subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and

•	certain other conditions are met. (Section 8.01)

The senior subordinated and junior subordinated indentures of the Finance Subsidiaries include a like restriction on consolidation, amalgamation and merger involving PartnerRe, as guarantor of each Finance Subsidiary’s obligations under the respective Finance Subsidiary’s senior subordinated and junior subordinated debt securities. (Section 8.03 of the senior, subordinated and junior subordinated indentures of the Finance Subsidiaries)

Events of Default Under Senior and Subordinated Indentures

Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the senior and subordinated indentures with respect to any debt securities issued under such indentures:

(1)	default in paying interest on any debt security, when it becomes due and payable, and the default continues for a period of 30 days;

(2)	default in paying principal or any premium on any debt security, when such principal or premium becomes due and payable;

(3)	default in the performance, or breach, of any covenant or warranty in the applicable indenture for the benefit of such debt securities, and the continuance of such default or breach for a period of 60 days after written notice of default is given under the indenture;

(4)	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the issuer for borrowed money (other than Indebtedness which is non-recourse to the issuer) happens and consists of default in the payment of more than $100,000,000 in principal amount of such Indebtedness when due (after giving effect to any applicable grace period) or shall result in such Indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

(5)	the issuer fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

(6)	certain events relating to bankruptcy, insolvency or reorganization of the issuer.

In the senior and subordinated indentures of each Finance Subsidiary, the Events of Default described in clauses (3) through (6) above also include references to PartnerRe, as guarantor under the applicable indenture.

If an Event of Default (other than an Event of Default described in (6) of the preceding paragraph) occurs with respect to the debt securities of any series and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may, by written notice as provided in the applicable indenture, declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.02 of the senior indentures and subordinated indentures)

Each senior and subordinated indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a “default”), the trustee will transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived.

However, except in the case of a default in the payment of principal, premium, interest or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the issuer’s board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in (4) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.02)

If an Event of Default occurs and continues with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.03) Each senior and subordinated indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity satisfactory to it in its reasonable judgment. (Section 6.01) Subject to the provisions for the indemnification of the trustee, and applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

Events of Default under Junior Subordinated Indentures

Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the junior subordinated indentures with respect to any debt securities issued under such indentures:

(1)	default in paying interest on any debt security, when they become due and payable, and the default continues for a period of 30 days;

(2)	default in paying principal, any premium on any debt security, when such principal or premium becomes due and payable; and

(3)	certain events relating to bankruptcy, insolvency or reorganization of the issuer.

In the junior subordinated indenture of each Finance Subsidiary, the Events of Default described in clause (3) above also include references to PartnerRe, as guarantor under the applicable indenture.

These events of default do not include the failure to comply with or breach of other covenants in the junior subordinated indenture (“other covenant breach”). Accordingly, an other covenant breach will not result in the acceleration of payment of the debt securities issued under the junior subordinated indenture. Although an other covenant breach will not constitute an event of default, it will otherwise constitute a breach of contract under the junior subordinated indenture and could give rise to a claim against the relevant issuer relating to the specific breach; however, the remedy of the holders of any debt securities issued under the junior subordinated indenture may be limited to direct monetary damages (if any). An other covenant breach will only give rise to possible remedies if it continues for 90 days after delivery of specified notice.

If an Event of Default (other than an Event of Default described in (3) above) occurs with respect to the debt securities of any series and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may, by written notice as provided in the applicable indenture, declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (3) above will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.02 of the junior subordinated indentures)

Each junior subordinated indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a “junior subordinated default”), the trustee will transmit, in the manner set forth in such indenture, notice of such junior subordinated default to the holders of the debt securities of such series unless such junior subordinated default has been cured or waived. However, except in the case of a junior subordinated default in the payment of principal, premium, interest or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the issuer’s board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. (Section 6.02)

If an Event of Default occurs and continues with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.03) Each junior subordinated indenture provides that, subject to the duty of the trustee during any junior subordinated default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity satisfactory to it in its reasonable judgment. (Section 6.01) Subject to the provisions for the indemnification of the trustee, and applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

Modification and Waiver

The issuer and the trustee may modify or amend any of the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification of amendments. However, each affected holder must consent to certain modifications or amendments, including:

•	changes to the stated maturity of the principal of, or any premium or installment of interest with respect to, any debt security; or

•

reductions of the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest with respect to, or any premium payable upon the redemption of, any debt security.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures or junior subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities or junior subordinated debt securities, as the case may be, to Senior Indebtedness (as defined under “—Subordination of the Subordinated Debt Securities Issued by PartnerRe”, “—Subordination of the Subordinated Debt Securities Issued by the Finance Subsidiaries” or “—Subordination of the Junior Subordinated Debt Securities Issued by the Finance Subsidiaries”, as applicable) without the prior written consent of the holders of such Senior Indebtedness. (Section 9.07 of the subordinated indentures and junior subordinated indentures)

The relevant issuer and the trustee may modify or amend any of the indentures and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for such issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	provide for a successor trustee with respect to debt securities of all or any series;

•	cure any ambiguity, defect or inconsistency;

•	make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series; or

•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.01)

The holders of at least a majority in principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. (Section 10.06) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:

•	in paying principal, premium or interest with respect to debt securities of that series; or

•	in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

Under each indenture, the issuer is required to furnish to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after its occurrence, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.07)

Discharge, Defeasance and Covenant Defeasance

The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.01)

Each indenture provides that, unless the provisions of Section 4.02 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.01 thereof, the issuer may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”); or

•

to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by the issuer with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency (defined below) in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on, such debt securities on the scheduled due dates. (Section 4.02)

Such a trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which the issuer is a party or by which it is bound;

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

•

with respect to registered securities and any bearer securities for which the place of payment is within the United States, the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture; and

•	with respect to defeasance, the issuer has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.02)

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.01)

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.01)

If after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.01 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.02)

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.01)

If the issuer effects covenant defeasance with respect to any of its debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the relevant issuer (and the guarantor, if applicable) would remain liable to make payment of such amounts due at the time of acceleration.

Subordination of the Subordinated Debt Securities Issued by PartnerRe

Our subordinated debt securities will, to the extent set forth in our subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of ours, whether outstanding at the date of our subordinated indenture or thereafter incurred. (Section 16.01 of our subordinated indenture) Holders of our Senior Indebtedness will first be entitled to receive payment in full of all amounts due on our Senior Indebtedness before the holders of our subordinated debt securities are entitled to receive payment on account of principal, premium, interest on our subordinated debt securities, if certain events occur. These events include:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours.

(Section 16.03 of our subordinated indenture)

If we are liquidated or become insolvent, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness of ours, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, and any premium and interest on, our subordinated debt securities have been paid in full. (Section 16.04 of our subordinated indenture)

No payment of principal of or any premium or interest with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

•	any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

•	if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

(Section 16.02 of our subordinated indenture)

Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

•	our subordinated debt securities;

•

Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities or any other Indebtedness ranking pari passu with our subordinated debt securities;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable;

•	liability for income, franchise, real estate or other taxes owed or owing; and

•	our guarantees of any junior subordinated debt securities of the Finance Subsidiaries, including those issued to a Capital Trust (or similar financing vehicle of PartnerRe).

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of our subordinated indenture)

Our subordinated indenture provides that the foregoing subordination provisions, including the definition of “Senior Indebtedness”, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of the Subordinated Debt Securities Issued by the Finance Subsidiaries

The subordinated debt securities issued by the Finance Subsidiaries will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of the relevant issuer, whether outstanding at the date of such subordinated indenture or thereafter incurred. (Section 16.01 of the Finance Subsidiaries’ subordinated indentures) Holders of Senior Indebtedness of any of the Finance Subsidiaries will first be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of the relevant issuer are entitled to receive or retain any payment on account of principal, premium or interest with respect to such subordinated debt securities, if certain events occur. These events include:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the relevant issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the relevant issuer, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the relevant issuer.

(Section 16.03 of the Finance Subsidiaries’ subordinated indentures)

If any of the Finance Subsidiaries is liquidated or becomes insolvent, holders of Senior Indebtedness of the relevant issuer and holders of other obligations of such issuer that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of such issuer.

Subject to the payment in full of all Senior Indebtedness of the relevant Finance Subsidiary, the rights of the holders of subordinated debt securities of such issuer will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the relevant issuer applicable to such Senior Indebtedness until the principal of, any premium and interest on such subordinated debt securities have been paid in full. (Section 16.04 of the Finance Subsidiaries’ subordinated indentures)

No payment of principal of or any premium or interest on the subordinated debt securities of the relevant Finance Subsidiary, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

•	any Senior Indebtedness of such issuer is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

•	if the maturity of any Senior Indebtedness of such issuer has been accelerated because of a default.

(Section 16.02 of the Finance Subsidiaries’ subordinated indentures)

The subordinated indentures of the Finance Subsidiaries do not limit or prohibit the relevant issuer from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to its subordinated debt securities, but subordinate to the relevant issuer’s other obligations. The senior debt securities issued by a Finance Subsidiary will constitute Senior Indebtedness under such Finance Subsidiary’s subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of the relevant Finance Subsidiary outstanding at any time, except:

•	the subordinated debt securities issued by such Finance Subsidiary;

•

Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with such subordinated debt securities or any other Indebtedness ranking pari passu with such subordinated debt securities;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against such Finance Subsidiary in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable;

•	liability for income, franchise, real estate or other taxes owed or owing; and

•	any junior subordinated debt securities, including those issued to a Capital Trust (or similar financing vehicle of PartnerRe).

Such Senior Indebtedness will continue to be Senior Indebtedness of the relevant issuer and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of the Finance Subsidiaries’ subordinated indentures)

The Finance Subsidiaries’ subordinated indentures provide that the foregoing subordination provisions, including the definition of “Senior Indebtedness”, insofar as they relate to any particular issue of subordinated debt securities by the relevant issuer, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of the Junior Subordinated Debt Securities Issued by the Finance Subsidiaries

The junior subordinated debt securities issued by the Finance Subsidiaries will, to the extent set forth in the applicable junior subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of the relevant issuer, whether outstanding at the date of the applicable junior subordinated indenture or thereafter incurred. (Section 16.01 of the junior subordinated indenture) Holders of Senior Indebtedness of any of the Finance Subsidiaries will first be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the junior subordinated debt securities of the relevant issuer are entitled to receive or retain any payment on account of principal, premium or interest with respect to, junior subordinated debt securities if certain events occur. These events include:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the relevant issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the relevant issuer, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the relevant issuer.

(Section 16.03 of the junior subordinated indentures)

If any of the Finance Subsidiaries is liquidated or becomes insolvent, holders of Senior Indebtedness of the relevant issuer and holders of such issuer’s other obligations that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of junior subordinated debt securities of such issuer.

Subject to the payment in full of all Senior Indebtedness of the relevant Finance Subsidiary, the rights of the holders of junior subordinated debt securities of such issuer will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the relevant issuer applicable to such Senior Indebtedness until the principal of, and any premium and interest on, junior subordinated debt securities have been paid in full. (Section 16.04 of the junior subordinated indentures)

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on the junior subordinated debt securities of a Finance Subsidiary, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

•

any Senior Indebtedness of such Finance Subsidiary is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

•	if the maturity of any Senior Indebtedness of such Finance Subsidiary has been accelerated because of a default.

(Section 16.02 of the junior subordinated indentures)

The junior subordinated indentures of the Finance Subsidiaries generally do not limit or prohibit the relevant issuer from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the junior subordinated debt securities, but subordinate to the relevant issuer’s other obligations; however, the supplemental indenture, dated as of November 7, 2006, under which PRE Finance II issued 6.440% Fixed-to-Floating Rate Junior Subordinated Capital Efficient Notes due 2066 (“CENts”), states that for so long as any CENts remain outstanding, PRE Finance II has agreed that its activities will be limited to issuing CENts and lending the proceeds from the sale of CENts to PartnerRe U.S., and any other activities necessary or incidental to these activities.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of the relevant Finance Subsidiary outstanding at any time, except:

•	the junior subordinated debt securities issued by such Finance Subsidiary;

•

Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the junior subordinated debt securities or any other Indebtedness ranking pari passu with the junior subordinated debt securities;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against such issuer in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable;

•	liability for income, franchise, real estate or other taxes owed or owing; and

•	any junior subordinated debt securities issued to a Capital Trust (or similar financing vehicle of PartnerRe).

Such Senior Indebtedness will continue to be Senior Indebtedness of the relevant issuer and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Section 1.01 and 16.08 of the junior subordinated indentures)

The junior subordinated indentures provide that the foregoing subordination provisions, including the definition of “Senior Indebtedness”, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13 of the senior indentures and the subordinated indentures and Section 1.14 of the junior subordinated indentures)

Information Concerning the Trustee

The Finance Subsidiaries may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with The Bank of New York Mellon and its affiliates in the ordinary course of business.

Under each indenture, The Bank of New York Mellon is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters. (Section 7.03)

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT SECURITIES

ISSUED TO THE CAPITAL TRUSTS

Option to Extend Interest Payment Date

Unless provided otherwise in the related prospectus supplement, each Finance Subsidiary will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to a Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement. This right to extend is subject to the terms, conditions and covenants, if any, specified in this prospectus and such prospectus supplement. However, the relevant issuer may not defer such interest payments beyond the stated maturity of the junior subordinated debt securities. (Section 3.11 of the junior subordinated indentures)

Option to Extend Maturity Date

Unless provided otherwise in the related prospectus supplement, each Finance Subsidiary will have the right to change the stated maturity of the principal of the junior subordinated debt securities issued to a Capital Trust upon the liquidation of such Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of such Capital Trust. The relevant issuer may also extend the stated maturity of the principal of the junior subordinated debt securities, provided that at the time such election to extend the stated maturity is made and at the time such extension commences, the following conditions are satisfied:

•	no event of default on the junior subordinated debt securities has occurred and is continuing;

•	such Capital Trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated;

•

the junior subordinated debt securities are, and immediately after such extension will be, rated at least investment grade by either Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization; and

•	the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of such Capital Trust.

If any Finance Subsidiary exercises its right to liquidate such Capital Trust and exchange the junior subordinated debt securities for the preferred securities of such Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is 15 years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of such Capital Trust. (Section 3.13 of the junior subordinated indentures)

Additional Sums

If any Finance Subsidiary issues junior subordinated debt securities to a Capital Trust, and such Capital Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes (including backup withholding taxes), imposed by the United States, or any other taxing authority, then the applicable Finance Subsidiary will be required to pay additional interest (“Additional Sums”) on the junior subordinated debt securities. The amount of any Additional Sums will be an amount sufficient so that the net amounts received and retained by such Capital Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such Capital Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Capital Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Redemption

Except as otherwise provided in the related prospectus supplement, if an Investment Company Event or a Tax Event (each, a “Special Event”) shall occur and be continuing, the relevant Finance Subsidiary may, at its option, redeem such junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.08 of the junior subordinated indentures)

For purposes of the junior subordinated indenture, “Investment Company Event” means, in respect of a Capital Trust, the receipt by such Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters, to the effect that, as a result of the occurrence of a change in law or regulation or a written change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, there is more than an insubstantial risk that such Capital Trust is or will be considered an investment company, or a company controlled by an investment company, that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of such Capital Trust. (Section 1.01 of the junior subordinated indenture) “Tax Event” means, in respect of a Capital Trust, the receipt by such Capital Trust or the relevant Finance Subsidiary of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations (including any change in interpretation or application of law or regulation by any applicable taxing authority), which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities of such Capital Trust, there is more than an insubstantial risk that:

•

such Capital Trust is or will be, within 90 days of delivery of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•

interest payable by the relevant issuer on such junior subordinated debt securities is not or will not be, within 90 days of delivery of such opinion of counsel, deductible by such issuer, in whole or in part, for United States federal income tax purposes; or

•

such Capital Trust is or will be, within 90 days of delivery of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 1.01 of the junior subordinated indentures)

Certain Covenants

PartnerRe and each Finance Subsidiary will covenant, as to the junior subordinated debt securities issued to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust, that if:

(1)	any event occurs, of which the relevant issuer has actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the junior subordinated indenture and (B) in respect of which the issuer shall not have taken reasonable steps to cure;

(2)	PartnerRe shall be in default with respect to its payment of obligations under the preferred securities guarantee relating to such preferred securities; or

(3)	the relevant issuer shall have given notice of its election to defer interest payments on the junior subordinated debt securities as provided in the junior subordinated indenture and shall not have rescinded such notice, or such election, shall be continuing, it will not, and will not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of PartnerRe’s outstanding capital stock; or

•

make any payment of principal, interest, premium, if any, on or repay, repurchase or redeem any debt security of PartnerRe or the relevant issuer, as the case may be, that ranks equal to or junior in interest to the junior subordinated debt securities or the related guarantee, as the case may be, or make any guarantee payments with respect to any guarantee by PartnerRe or the relevant issuer, as the case may be, of the debt securities of any subsidiary of PartnerRe or the relevant issuer, as the case may be, if such guarantee ranks equal to or junior in interest to the junior subordinated debt securities or the guarantee in respect thereof, as the case may be, except in each case for the transactions described in the immediately following sentence.

Notwithstanding the preceding sentence and regardless of whether any event described in clauses (1)-(3) above shall have occurred or be continuing, PartnerRe shall not be restricted from making or effecting the following dividends, distributions, redemptions, purchases, declarations, payments, exchanges and conversions:

•	dividends or distributions in the common shares or options or other rights to acquire the common shares of PartnerRe;

•

redemptions or purchases of any rights outstanding under a shareholder rights plan of PartnerRe, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future;

•	purchases of common shares related to the issuance of common shares under any of PartnerRe’s benefit plans for its directors, officers or employees;

•	the purchase of fractional shares resulting from a reclassification of the capital stock of PartnerRe;

•

the exchange or conversion of any class or series of the capital stock of PartnerRe (or any of its subsidiary’s) for another class or series of the capital stock of PartnerRe (or any of its subsidiary’s) or of any class or series of its (or any of its subsidiary’s) indebtedness pursuant to the terms of the capital stock or indebtedness as originally issued;

•

the purchase of fractional interests in shares of the capital of PartnerRe (or any of its subsidiary’s) stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

•	any inter-company payments, other than dividend payments by the relevant Finance Subsidiary or its direct parent, PartnerRe U.S. Corporation. (Section 10.09 of the junior subordinated indentures).

If any of the Finance Subsidiaries issues the junior subordinated debt securities to a Capital Trust in connection with the issuance of preferred securities and common securities of such Capital Trust, for so long as such junior subordinated debt securities remain outstanding, the relevant issuer will also covenant:

•

to maintain directly or indirectly 100% ownership of the common securities of such Capital Trust; provided, however, that any permitted successor of such issuer under the junior subordinated indenture may succeed to its ownership of such common securities;

•

not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of its junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of such Capital Trust, the redemption of all of the preferred securities and common securities of such Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the amended and restated trust agreement of such Capital Trust; and

•	to take reasonable steps as necessary so that such Capital Trust will not fail or cease to qualify as a grantor trust for United States federal income tax purposes.

(Section 10.11 of the junior subordinated indentures)

Direct Action Right Upon Certain Events of Default

If an Event of Default with respect to junior subordinated debt securities of a Finance Subsidiary issued to a Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of such Capital Trust may institute a legal proceeding directly against the relevant issuer and/or against PartnerRe, as guarantor, which is referred to in this prospectus as a “Direct Action,” for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. The relevant issuer and PartnerRe may not amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the preferred securities of such trust. In addition, so long as PartnerRe is a guarantor of the obligations of the Finance Subsidiaries and the Capital Trusts and a Direct Action may be brought directly against PartnerRe, the Finance Subsidiaries and the Capital Trusts are not subject to the information reporting requirements of the Exchange Act. If the right to bring a Direct Action is removed, each Finance Subsidiary and each Capital Trust may become subject to the reporting obligations under the Exchange Act. Each Finance Subsidiary will have the right under the applicable junior subordinated indenture to set-off any payment made to such holder of preferred securities by it, in connection with a Direct Action. (Section 1.12 of the junior subordinated indentures) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities. For more information on the reporting obligations of PartnerRe, the Finance Subsidiaries and the Capital Trusts, see “Where You Can Find More Information”.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable amended and restated trust agreement. See “Description of the Trust Preferred Securities—Events of Default; Notice.” (Section 5.08 of the junior subordinated indentures)

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES

Concurrently with any issuance by a Finance Subsidiary of its senior debt securities, we will execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. The Bank of New York Mellon will act as indenture trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Similarly, concurrently with any issuance by a Finance Subsidiary of its subordinated debt securities, we will execute and deliver a subordinated debt securities guarantee for the benefit of the holders from time to time of such subordinated debt securities. The Bank of New York Mellon will act as indenture trustee under the subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Concurrently with any issuance by a Finance Subsidiary of its junior subordinated debt securities, we will execute and deliver a junior subordinated debt securities guarantee for the benefit of the holders from time to time of such junior subordinated debt securities. The Bank of New York Mellon will act as indenture trustee under the junior subordinated debt securities guarantees for the purposes of compliance with the Trust Indenture Act. The junior subordinated debt securities guarantees will be qualified as indentures under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of our guarantee of the Finance Subsidiaries’ senior debt securities, subordinated debt securities and junior subordinated debt securities. The following summary of certain provisions of the guarantees is not complete. You should read the forms of guarantee and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. The forms of guarantee have been attached as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the guarantees, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

General

We will fully and unconditionally guarantee all obligations of the Finance Subsidiaries under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of PartnerRe, and the guarantees of the Finance Subsidiaries’ subordinated and junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

Since PartnerRe is a holding company, its rights and the rights of its creditors, including the holders of any of the Finance Subsidiaries’ debt securities who are creditors of PartnerRe by virtue of the guarantees, and shareholders to participate in any distribution of the assets of any of our subsidiaries upon such subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of that subsidiary’s creditors and policyholders, except to the extent that PartnerRe may itself be a creditor with recognized claims against that subsidiary. The right of creditors of PartnerRe, including the holders of any of the Finance Subsidiaries’ debt securities who are creditors of PartnerRe by virtue of the guarantees, to participate in the distribution of the stock owned by PartnerRe in certain of its subsidiaries, including PartnerRe’s insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Waiver of Events of Default

The holders of not less than a majority of the outstanding principal amount of the relevant Finance Subsidiary’s senior debt securities or subordinated debt securities, as the case may be, may, by vote, on behalf of all such holders, waive any past event of default of PartnerRe and its consequences on any of its payment or other obligations under the senior or subordinated debt securities guarantee agreement, as applicable.

The holders of a majority in liquidation preference of the preferred securities issued by a Capital Trust may, by vote, on behalf of all holders, waive any past event of default of PartnerRe and its consequences on any of its payment or other obligations under the junior subordinated debt securities guarantee agreement.

Amendments

The senior debt securities guarantee, the subordinated debt securities guarantee and the junior subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the applicable debt securities. In addition, certain amendments affecting the obligations of PartnerRe may only be made in writing with the prior approval of each holder.

In the event that junior subordinated debt securities are issued to a Capital Trust, the junior subordinated debt securities guarantees may only be amended in writing with the prior approval of the holders of at least a majority in liquidation preference of the then outstanding preferred securities issued by the applicable Capital Trust. In addition, certain amendments affecting the obligations of PartnerRe may only be made in writing with the prior approval of each holder of the then outstanding preferred securities.

No consent of the holders of the Finance Subsidiaries’ senior, subordinated or junior subordinated debt securities, as the case may be, is required to amend the applicable guarantee in a way that does not adversely affect in any material respect the rights of such holders.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES

OR PREFERRED SHARES

PartnerRe Ltd. may offer warrants to purchase common shares or preferred shares from time to time. The following statements with respect to the common share warrants and preferred share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain United States federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other material terms of the share warrants.

The common shares or preferred shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Share Warrants

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent, indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. The signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority (FINRA) or by a member of a national securities exchange. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preferred shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding may be subject to adjustment in certain events. The adjustment events may include the issuance of a stock dividend to holders of common shares or preferred shares or a combination, subdivision or reclassification of common shares or preferred shares. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. We may, at our option, reduce the exercise price at any time. We may pay the cash value of any fractional shares otherwise issuable upon exercise of any share warrants. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, if provided for in the relevant share warrant agreement, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

PartnerRe Ltd. may offer warrants to purchase debt securities from time to time. The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain United States federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other material terms of the debt warrants.

Warrantholders will not have the right to receive the payment of principal of, any premium or interest on or any additional amounts with respect to, the debt securities. Warrantholders will not have the right to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with payment in full of the exercise price, as set forth in the related prospectus supplement. Warrantholders must also complete and execute the form of election to purchase on the reverse side of the debt warrant certificate. The signature(s) must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the FINRA or by a member of a national securities exchange. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, we will issue a new debt warrant certificate for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

References in this section to junior subordinated debt securities shall be to those junior subordinated debt securities that are issued to a Capital Trust. Each Capital Trust will be governed by the terms of the applicable amended and restated trust agreement. Under each such trust agreement, a Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the applicable amended and restated trust agreement or made a part of such amended and restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities issued by the relevant Finance Subsidiary and purchased by such Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued by a Finance Subsidiary to any Capital Trust will be guaranteed by PartnerRe on a subordinated basis and are referred to as the “corresponding junior subordinated debt securities” relating to such Capital Trust.

The following summary sets forth the material terms and provisions of the amended and restated trust agreements and the preferred securities to which any prospectus supplement relates. This summary is not complete. You should read the forms of amended and restated trust agreement and the Trust Indenture Act for complete information regarding the terms and provisions of amended and restated trust agreements and of the preferred securities, including the definitions of some of the terms used below. The forms of amended and restated trust agreement are attached as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of an amended and restated trust agreement, such sections or defined terms are incorporated herein by reference, and the statements in connection with which such reference is made is qualified in its entirety by such reference.

Issuance, Status and Guarantee of Preferred Securities

Under the terms of the amended and restated trust agreement for each Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of such Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust. The holders of the preferred securities will be entitled to a preference in certain circumstances to distributions and amounts payable on redemption or liquidation over the common securities of such Capital Trust. Holders of preferred securities will also be entitled to other benefits under the corresponding amended and restated trust agreement. The preferred securities of a Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of such Capital Trust except as described under “—Subordination of Common Securities.” The Property Trustee will hold junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. In this prospectus we refer to the common securities and the preferred securities of each Capital Trust as the “trust securities” of such Capital Trust.

PartnerRe will issue a guarantee agreement for the benefit of the holders of each Capital Trust’s preferred securities. Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities. Our guarantee will be only to the extent that the related Capital Trust has funds on hand to make such payments. See “Description of the Trust Preferred Securities Guarantees.”

Distributions

Unless otherwise specified in the relevant prospectus supplement, distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates and at the rates specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.01) References to “distributions” include any such additional distributions unless otherwise stated.

Each Finance Subsidiary has the right under the applicable junior subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for a period which will be specified in the related prospectus supplement. This right is subject to the terms, conditions and covenants specified in this prospectus and such prospectus supplement. The deferral of interest payments may not extend beyond the stated maturity of the corresponding junior subordinated debt securities. See “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts—Option to Extend Interest Payment Date.” If the relevant Finance Subsidiary extends the payment of interest on the junior subordinated debt securities, the Capital Trust which issued such preferred securities would defer distributions on the corresponding preferred securities during any such extension period. Any deferred preferred securities would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement. (Section 4.01)

The funds of each Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If neither the applicable Finance Subsidiary nor PartnerRe, as guarantor, makes interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions is guaranteed by us on a limited basis as set forth herein under “Description of the Trust Preferred Securities Guarantees.”

A Capital Trust will pay distributions to the holders of the preferred securities as they appear on the register of such Capital Trust on the relevant record dates. Subject to any applicable laws and regulations and the provisions of the applicable amended and restated trust agreement, as long as the preferred securities remain in book-entry form, the record dates will be one day prior to the relevant distribution dates and each distribution payment will be made as described under “Description of the Trust Preferred Securities—Global Preferred Securities.” If any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.01)

Redemption or Exchange

Mandatory Redemption. When any Finance Subsidiary repays or redeems any corresponding junior subordinated debt securities, whether at stated maturity or upon earlier redemption, the Property Trustee will apply the proceeds from such repayment or redemption to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The Property Trustee must apply the proceeds upon not less than 30 nor more than 60 days notice to holders of trust securities. The redemption price per trust security will be equal to the stated liquidation amount plus accumulated and unpaid distributions to the date of redemption, plus the related amount of premium, if any, paid by the relevant Finance Subsidiary or by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities. (Section 4.02)

If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.02)

Each Finance Subsidiary will have the right to redeem any series of its corresponding junior subordinated debt securities:

•	at any time, in whole but not in part as described under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts—Redemption” above, or

•	as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of a Capital Trust shall occur and be continuing, the relevant Finance Subsidiary has the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. (Section 11.08 of the junior subordinated indentures) At any time, the relevant Finance Subsidiary has the right to dissolve such Capital Trust and after satisfaction of the liabilities of creditors of such Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If the relevant Finance Subsidiary does not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding. In this event, Additional Sums may be payable on the corresponding junior subordinated debt securities under the circumstances described above in “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts—Additional Sums.”

Except with respect to certain other circumstances, on and after the date on which junior subordinated debt securities are distributed to holders of preferred securities and common securities in connection with the dissolution and liquidation of a Capital Trust as a result of an early termination event:

•	the trust securities will no longer be deemed to be outstanding;

•

certificates representing a like amount of junior subordinated debt securities will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

•

the relevant Finance Subsidiary will use its reasonable efforts to have the junior subordinated debt securities listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization to the extent that the preferred securities are then listed or traded;

•

any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt securities, accruing interest at the rate provided for in the applicable junior subordinated indenture from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt securities); and

•

all rights of securityholders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt securities upon surrender of trust securities certificates. (Section 9.04(d))

An early termination event, within the meaning of this section, means:

•	certain events relating to the dissolution or bankruptcy of the relevant Finance Subsidiary or PartnerRe, as guarantor;

•	the written direction of the property trustee to dissolve a Capital Trust and exchange its trust securities for junior subordinated debt securities;

•	the redemption of the trust securities in connection with the redemption of all junior subordinated debt securities; or

•	a court order to dissolve a Capital Trust.

There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of a Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

The applicable Capital Trust may redeem preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The applicable Capital Trust may redeem preferred securities and the redemption price shall be payable on each redemption date only to the extent that the related Capital Trust has funds on hand available for the payment of such redemption price. See also “—Subordination of Common Securities.”

When notice of redemption is given and funds deposited as required, all rights of the holders of such preferred securities so called for redemption will cease and such preferred securities will cease to be outstanding. However, the holders of such preferred securities will continue to have the right to receive the redemption price as well as any cash distributions and any accumulated or additional distributions, if any, that are payable under the applicable amended and restated trust agreement, but without interest. If payment of the redemption price for preferred securities called for redemption is improperly withheld or refused and not paid either by a Capital Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Trust Preferred Securities Guarantees,” distributions on such preferred securities will continue to accrue. The distributions will accrue at the then applicable rate, from the redemption date originally established by such Capital Trust for such preferred securities to the date such redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries (including the Finance Subsidiaries) may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

The relevant Capital Trust will pay the redemption price on the preferred securities to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date. Subject to any applicable laws and regulations and the provisions of the applicable amended and restated trust agreement, as long as the preferred securities remain in book-entry form, the record date shall be one day prior to the relevant redemption date. If any preferred securities are not in book-entry form, the record date for such preferred securities shall be the date 15 days prior to the relevant redemption date. If a Capital Trust redeems less than all of the preferred securities and common securities issued by it on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes.

Unless the Capital Trust, the relevant Finance Subsidiary or us each defaults in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date, interest will cease to accrue on such subordinated debt securities called for redemption. Distributions will also cease to accrue on the related preferred securities called for redemption. (Section 4.02)

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each Capital Trust’s preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities. However, if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities occurs and continues, no payment of any distribution on, or redemption price of, any of such Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of such Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior to the liquidation date, or in the case of payment of the redemption price the full amount of such redemption price on all of such Capital Trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, such Capital Trust’s preferred securities then due and payable.

If any Event of Default under an amended and restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities occurs, the holder of the applicable Capital Trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable amended and restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable amended and restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.03)

Liquidation Distribution Upon Dissolution of a Capital Trust

Each amended and restated trust agreement states that each Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve automatically on the first to occur of:

•	the bankruptcy, dissolution or liquidation of PartnerRe or the applicable Finance Subsidiary;

•

the depositor of the Capital Trust gives written direction to the Property Trustee to dissolve such Capital Trust and distribute to the holders of its trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities;

•	the redemption of all of the Capital Trust’s trust securities in connection with the redemption of all the junior subordinated debt securities; or

•	the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction.

(Section 9.02)

If an early dissolution occurs as described in first, second and fourth clauses above or upon the date designated for automatic dissolution of a Capital Trust, the Capital Trustees of the Capital Trust shall liquidate the Capital Trust by distributing to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. This distribution will be made after satisfaction of claims and obligations to creditors of such Capital Trust as provided by applicable law. However, if the Property Trustee determines that such distribution is impractical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because such Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable directly by such Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of such Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default relating to the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.04)

Events of Default; Notice

The occurrence of an event of default relating to the corresponding junior subordinated debt securities (described under “Description of the Debt Securities—Events of Default under Junior Subordinated Indentures” above), shall constitute a “Debenture Event of Default” under each amended and restated trust agreement with respect to the applicable preferred securities. (Section 1.01)

Within five business days after the occurrence of any Debenture Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Debenture Event of Default to the holders of the applicable Capital Trust’s preferred securities, the Administrative Trustees and to the depositor, unless such Debenture Event of Default shall have been cured or waived. (Section 8.02) The depositor and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each amended and restated trust agreement. (Sections 8.15 and 8.16)

If a Debenture Event of Default has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of such Capital Trust as described above under “—Liquidation Distribution Upon Dissolution of a Capital Trust.” The existence of a Debenture Event of Default under the amended and restated trust agreements does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.

Removal of Capital Trustees

Unless a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee of either Capital Trust may be removed at any time by the holder of the common securities of such Capital Trust. If a Debenture Event of Default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. The holders of the preferred securities of such Capital Trust will not have the right to vote to appoint, remove or replace the Administrative Trustees. The voting rights to appoint, remove or replace the Administrative Trustees are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable amended and restated trust agreement. (Section 8.10)

Co-Trustees and Separate Property Trustee

Unless a Debenture Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of either Capital Trust may at the time be located, the holder of the common securities of such Capital Trust and the Administrative Trustees shall have power to appoint one or more persons approved by the Property Trustee either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of such Capital Trust, or, to the extent required by law, to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable amended and restated trust agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.09)

Mergers, Consolidations, Amalgamations or Replacements of the Capital Trusts

A Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “—Liquidation Distribution Upon Dissolution of a Capital Trust.” A Capital Trust may, at the request of the depositor of the Capital Trust, with the consent of only the Administrative Trustees of such Capital Trust and without the consent of the holders of its preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, provided, that:

•

such successor entity either expressly assumes all of the obligations of such Capital Trust with respect to the preferred securities or substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•

the depositor of the Capital Trust expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

•

the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•

such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•

such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

•	such successor entity has a purpose substantially identical to that of the Capital Trust;

•

prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the depositor of the Capital Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

•

the depositor of the Capital Trust (or any permitted successor or assignee) owns all of the common securities of such successor entity and PartnerRe guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

However, a Capital Trust may not, except with the consent of holders of 100% in liquidation amount of its preferred securities, consolidate, amalgamate, merge with or into, convert into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause such Capital Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes or cause any other material adverse tax consequences to the holders of the preferred securities. (Section 9.05)

Voting and Preemptive Rights

Except as provided below and under “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable amended and restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.01)

Amendment of Amended and Restated Trust Agreements

Each amended and restated trust agreement may be amended from time to time by the depositor of the Capital Trust and the Capital Trustees, without the consent of the holders of the trust securities to:

•	cure any ambiguity;

•	correct or supplement any provisions in such amended and restated trust agreement that may be inconsistent with any other provision;

•

make any other provisions with respect to matters or questions arising under such amended and restated trust agreement, which shall not be inconsistent with the other provisions of such amended and restated trust agreement; or

•

modify, eliminate or add to any provisions of such amended and restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an “investment company” under the Investment Company Act.

However, in the case of the first three clauses above such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of an amended and restated trust agreement shall become effective when notice of the amendment is given to the holders of trust securities of the applicable Capital Trust. (Section 10.02)

Each amended and restated trust agreement may be amended by the depositor of the Capital Trust and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust’s status as a grantor trust for United States federal income tax purposes or the Capital Trust’s exemption from status of an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities of such Capital Trust, such amended and restated trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.02)

So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities;

•	waive any past default that is waivable under Section 5.13 of the applicable junior subordinated indenture (as described in “Description of the Debt Securities—Modification and Waiver”);

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities shall be due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. (Section 6.01)

Global Preferred Securities

The preferred securities of a Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of a Capital Trust will be described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the amended and restated trust agreement of each Capital Trust will provide that the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary, if:

•

the depositor of the Capital Trust advises the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and the depositor of the Capital Trust fails to appoint a qualified successor within 90 days;

•	the depositor of the Capital Trust at its option advises the Capital Trustees in writing that it elects to terminate the book-entry system through the depositary; or

•

after the occurrence of a Debenture Event of Default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests. (Section 5.13)

With respect to the second bullet point above, the depositor of the Capital Trust understands, however, that under current industry practices, the depositary would notify its participants of the depositor’s request, but will only withdraw beneficial interests from a global preferred security at the request of each participant. The depositor of the Capital Trust would issue preferred securities in definitive form in exchange for any such interests withdrawn.

Payment and Paying Agency

Payments on the preferred securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates. If any Capital Trust’s preferred securities are not held by the depositary, payments will be made by check mailed to the address of the holder entitled to such payments as such address shall appear on the register of such Capital Trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the depositor of the Capital Trust, the Administrative Trustees and the Property Trustee. If the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor to act as paying agent. Any successor shall be a bank or trust company acceptable to the Property Trustee and the depositor of the Capital Trust. (Section 5.09)

Registrar and Transfer Agent

The initial registrar and transfer agent for the preferred securities will be designated by the depositor of the Capital Trust and specified in the applicable prospectus supplement. The depositor of the Capital Trust has the right to change the registrar and transfer agent for the preferred securities at any time in its sole discretion.

Registration of transfers of preferred securities will be effected without charge by or on behalf of each Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trusts will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.04)

Administrative Trustees

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the respective Capital Trusts in such a way that such Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or fail or cease to qualify as a grantor trust for United States federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as the applicable Finance Subsidiary’s indebtedness for United States federal income tax purposes. In this connection, the depositor of the Capital Trust and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Capital Trust or each amended and restated trust agreement, that the depositor and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Capital Trust Securities Guarantees

Concurrently with any issuance by a Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. The Bank of New York Mellon will act as indenture trustee under the preferred securities guarantees for the purposes of compliance with the Trust Indenture Act. The preferred securities guarantees will be qualified as indentures under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of the preferred securities guarantees. The following summary of certain provisions of the preferred securities guarantees is not complete. You should read the preferred securities guarantees and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantees, including the definitions of some of the terms used below. The preferred securities guarantees have been attached as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Reference in this summary to preferred securities means such Capital Trust’s preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold each preferred securities guarantee for the benefit of the holders of the related Capital Trust’s preferred securities.

General

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described in this prospectus, to the holders of the preferred securities of such Capital Trust, the Guarantee Payments (as defined below) (without duplication of amounts paid by or on behalf of the applicable Capital Trust) regardless of any defense, right of setoff or counterclaim that such Capital Trust may have or assert other than the defense of payment. The following payments with respect to preferred securities, to the extent not paid by or on behalf of the applicable Capital Trust (the “Guarantee Payments”), will be subject to the related preferred securities guarantee:

•	any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that such Capital Trust has funds on hand available for payment at such time;

•

the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that such Capital Trust has funds on hand available for payment at such time; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of such Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent such Capital Trust has funds available for payment at such time and (b) the amount of assets of such Capital Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the related Capital Trust to pay such amounts to such holders. (Section 5.01)

Each preferred securities guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the applicable Capital Trust’s payment obligations under its preferred securities, but will apply only to the extent that such Capital Trust has funds sufficient to make such payments. (Sections 1.01, 5.01) Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. (Section 5.05)

If the relevant Finance Subsidiary does not make interest payments on the corresponding junior subordinated debt securities held by a Capital Trust, and if we do not make such payments under the junior subordinated debt securities guarantee, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of ours (including all debt securities). See “—Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors and policyholders, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable amended and restated trust agreement, the applicable junior subordinated indenture and any supplemental indentures thereto and the applicable junior subordinated debt securities guarantee agreement, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the applicable Capital Trust’s obligations under its preferred securities. See “The Capital Trusts,” “Description of the Trust Preferred Securities,” and “Description of the Debt Securities.”

Status of the Preferred Securities Guarantees

Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior Indebtedness (as defined above in “Description of Debt Securities—Subordination of the Subordinated Debt Securities Issued by PartnerRe”). (Section 6.02)

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), and any changes to the terms of our guarantee under each preferred securities guarantee and certain of our covenants described under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts—Certain Covenants” (which may only be amended in writing with the prior approval of each holder of such preferred securities then outstanding), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority in liquidation preference of all such then outstanding preferred securities. (Section 8.02) All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment obligations under the preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the indenture trustee under such preferred securities guarantee. (Section 5.04)

If the indenture trustee fails to enforce a preferred securities guarantee, any holder of the related preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the applicable Capital Trust, the indenture trustee or any other person or entity. (Section 5.04)

We, as guarantor, are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the applicable preferred securities guarantee. (Section 2.04)

Termination of the Preferred Securities Guarantees

Each preferred securities guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of all the related preferred securities,

•	the distribution of the corresponding junior subordinated debt securities to the holders of such preferred securities or

•

upon full payment of the amounts payable upon liquidation of the related Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.01)

New York Law to Govern

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state. (Section 8.06)

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares at a future date or dates. We may fix the price per share and the number of common shares at the time we issue the share purchase contracts or we may also fix the price per share and the number of common shares by reference to a specific formula set forth in the share purchase contracts. We may issue the share purchase contracts separately or as a part of share purchase units. If issued as a part of share purchase units, such share purchase contract may be combined with, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

•	senior debt securities or subordinated debt securities of ours;

•	senior debt securities, subordinated debt securities or junior debt securities of any of the Finance Subsidiaries;

•	preferred shares;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	preferred securities of a Capital Trust.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the share purchase contracts; and

•	the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, debt securities, preferred shares, common shares, preferred securities, depositary shares or any combination of such securities, including guarantees of any of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We, each Finance Subsidiary and/or each Capital Trust may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	through underwriters or dealers; or;

•	directly to a limited number of purchasers or a single purchaser, including our affiliates.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents and the respective amount of the offered securities underwritten or purchased by each of them;

•	the purchase price of the offered securities and the proceeds to us, any of the Finance Subsidiaries and/or a Capital Trust from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, any of the Finance Subsidiaries and/or a Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we, a Finance Subsidiary and/or a Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters in connection with sales of the offered securities. The offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the offered securities of a series if they purchase any of such offered securities.

We, a Finance Subsidiary and/or a Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, a Finance Subsidiaries and/or a Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If a dealer is utilized in the sales of offered securities, we, a Finance Subsidiary and/or a Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us, a Finance Subsidiary and/or a Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us, a Finance Subsidiary and/or a Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us, a Finance Subsidiary and/or a Capital Trust to indemnification by us, a Finance Subsidiary and/or a Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We, a Finance Subsidiary and/or a Capital Trust may authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from us, a Finance Subsidiary and/or such Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, a Finance Subsidiary and/or such Capital Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of the use by us, a Finance Subsidiary and/or a Capital Trust of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares, the Series C Preferred Shares and the Series D Preferred Shares, each of which are listed on the New York Stock Exchange, will have no established trading market. We, a Finance Subsidiary and/or a Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we, such Finance Subsidiary and/or such Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including the Finance Subsidiaries) in the ordinary course of business.

LEGAL OPINIONS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for us by Davis Polk & Wardwell, New York, New York. Certain legal matters with respect to Delaware law with respect to the validity of certain of the offered securities will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to Bermuda law will be passed upon for us by corporate counsel for PartnerRe. Additional legal matters may be passed on for PartnerRe, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of PartnerRe Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

General

We have filed with the Securities and Exchange Commission, or the Commission, a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the common shares, preferred shares, debt securities, debt securities guarantees, depositary shares, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantees described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports and other information with the Commission. You may read and copy any document that we file at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission subsequent to June 2001 are also available to you free of charge at the Commission’s website at http://www.sec.gov.

Additionally, our common shares, our 6.75% Series C Cumulative Redeemable Preferred Shares and our 6.50% Series D Cumulative Redeemable Preferred Shares are each listed on the New York Stock Exchange, so our reports can also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, 17th Floor, New York, New York 10005.

The Finance Subsidiaries

There are no separate financial statements of the Finance Subsidiaries in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of the Finance Subsidiaries because:

•	we, a reporting company under the Exchange Act, own indirectly all of the outstanding capital stock of each Finance Subsidiary;

•	the Finance Subsidiaries have no independent operations or proposals to engage in any activity other than issuing debt securities and applying the proceeds as described in “Use of Proceeds”; and

•

the obligations of the Finance Subsidiaries under the senior, subordinated or junior subordinated debt securities issued by them will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantees.”

The Finance Subsidiaries are not currently subject to the information reporting requirements of the Exchange Act and will not become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus.

The Capital Trusts

There are no separate financial statements of the Capital Trusts in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of either of the Capital Trusts because:

•	we, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each Capital Trust;

•

each Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of such Capital Trust and investing the proceeds in junior subordinated debt securities issued by a Finance Subsidiary which will be guaranteed by us; and

•	the obligations of each Capital Trust under the preferred securities issued by it will be guaranteed by us. See “Description of the Trust Preferred Securities Guarantees.”

Neither Capital Trust is currently subject to the information reporting requirements of the Exchange Act and neither of them will become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering (including any documents filed after the date of this prospectus and prior to the effectiveness of the Registration Statement) shall be deemed to be incorporated by reference into this prospectus.

We incorporate by reference the following previously filed documents:

(1)	our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on February 27, 2009 (file no. 001-14536);

(2)	the description of our common shares set forth in our registration statements filed under the Exchange Act on Form 8-A on October 4, 1993 (file no. 000-22530) and October 24, 1996 (file no. 001-14536), including any amendment or report for the purpose of updating such description;

(3)	our Current Reports on Form 8-K filed on March 2, 2009 and March 16, 2009 (file no. 001-14536);

(4)	the description of our 6.75% Series C Cumulative Redeemable Preferred Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on May 2, 2003 (file no. 001-14536), including any amendment or report for the purpose of updating such description; and

(5)	the description of our 6.50% Series D Cumulative Redeemable Preferred Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on November 12, 2004 (file no. 001-14536), including any amendment or report for the purpose of updating such description.

You may request free copies of these filings (other than the exhibits) by writing or telephoning us at the following address:

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Attention: Legal and Corporate Compliance

Telephone: (441) 292-0888

Fax: (441) 292-6080

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws.

The United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Also, there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.